Exhibit 23D


                  We hereby consent to the filing of the form of opinion set forth as Exhibit 8 to the Form S-4 Registration Statement filed by Mercantile Bankshares Corporation with the Securities and Exchange Commission on or about December 30, 1997, and to the reference to our name therein and under the caption "Legal Matters" in the Prospectus and Proxy Statement contained therein.

/s/ Mays & Valentine, L.L.P.


December 30, 1997